UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

KEYCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KeyCorp Shareholder Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for the KeyCorp Shareholder Meeting to Be Held on May 14, 2026

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The KeyCorp Annual Report and 10-K and KeyCorp Notice and Proxy Statement are available at envisionreports.com/KEY.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. The items to be voted on and location of the meeting are on the reverse side.

If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request by using one of the methods listed on the reverse side 10 days prior to the meeting to facilitate timely delivery.

To access the virtual meeting, you must have the information in the white circle located in the red box above.	ATTEND the meeting on May 14, 2026 at 8:30 a.m. (ET) at meetnow.global/MNZ7TLW.

⬛	2 N O T

048GIB		[mastercode line]

MEETING DETAILS

The Annual Meeting of Shareholders of KeyCorp will be held on May 14, 2026 at 8:30 a.m. (ET) virtually at meetnow.global/MNZ7TLW.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors: 01 - Jacqueline L. Allard 05 - Elizabeth R. Gile 09 - Richard J. Hipple 13 - Richard J. Tobin	02 - Alexander M. Cutler 06 - Christopher M. Gorman 10 - Somesh Khanna 14 - Todd J. Vasos	03 - H. James Dallas 07 - Robin N. Hayes 11 - Devina A. Rankin	04 - Antonio DeSpirito 08 - Christopher L. Henson 12 - Barbara R. Snyder

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3, AND 4:

2.	Ratification of the appointment of independent auditor.

3.	Advisory approval of executive compensation.

4.	Approval of the 2026 Equity Compensation Plan.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE To vote shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

ORDER MATERIALS

Please make your materials request by using one of the methods listed below. You will need the number located in the white circle located in the red box on the reverse side of this form.

REQUEST VIA:

Internet	Go to envisionreports.com/KEY. Click Cast Your Vote or Request Materials.
Phone	Call us free of charge at 1-866-641-4276
Email	Send an email to investorvote@computershare.com and include:
•	”Proxy Materials KeyCorp” in the subject line
•	Your full name and address
•	The number located in the box on the reverse side
•	Statement that you want a paper copy of the meeting materials

PLEASE REVIEW THE MEETING MATERIALS We encourage you to read the meeting documents found at envisionreports.com/KEY.